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                                                                     Exhibit 3-9



                                    BY - LAWS

                                       OF

                   ALLIED MAINTENANCE CORPORATION OF VIRGINIA

                                    ---------

                                    ARTICLE I

                                     OFFICES

        SECTION 1. PRINCIPAL OFFICE. -- The principal office shall be established and maintained at the office of the United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the resident agent of this corporation in charge thereof.

        SECTION 2. OTHER OFFICES. -- The corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may Prom time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        SECTION 1. PLACE OF MEETINGS. -- The annual meeting of stockholders shall be held in the City of New York, N. Y., at the place therein determined by the directors and set -forth in the notice thereof, but other meetings of the stockholders may be held at such place or places as shall be fixed by the directors and stated in the notice of the meeting.

        SECTION 2. ANNUAL EJECTION OF DIRECTORS. -- The annual meeting of stockholders for the election of directors and the transaction of other business shall be held, in each year, commencing in 1963, on the third Thursday in April at 2:15 o'clock P.M.

        If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

        No change of the time or place of a meeting for the election of directors, as fixed by the By-Laws, shall be made within sixty days next before the day on which such election is to be held. In case of any change in such time or place for such election of directors, notice thereof shall be given to each stockholder entitled to vote, in person, or by letter mailed to his last known post office address, twenty days before the election is held.

        SECTION 3. VOTING. -- Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. After the first election of directors, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as the record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days




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next preceding such election. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

        A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times during the usual hours for business, and during the whole time of said election, be open to examination of any stockholder.

        SECTION 4. QUORUM. -- Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

        SECTION 5. SPECIAL MEETINGS. -- Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, and shall be called upon a requisition in writing therefor, stating the purpose or purposes thereof, delivered to the President or Secretary, signed by a majority of the directors or by twenty-five percent in interest of the stockholders entitled to vote, or by resolution of the directors.

        SECTION 6. NOTICE OF MEETINGS. -- Written or printed notice, stating the place and time of the meeting, and the general nature of the business to be considered, shall be given by the Secretary to each stockholder entitled to vote thereat at his last known post-office address, at least ten days before the meeting in the case of an annual meeting and five days before the meeting in the case of a special meeting.

        No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

        SECTION 7. ACTION WITHOUT MEETING. -- Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, hall consent in writing to such corporate action being taken.

                                   ARTICLE III

                                    DIRECTORS

        SECTION 1. NUMBER AND TERM. -- The number of directors shall be three
(3). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall quality. Directors need not be



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stockholders.

        SECTION 2. RESIGNATIONS. -- Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be speckled, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

        SECTION 3. VACANCIES. -- It the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

        SECTION 4. REMOVAL. -- Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose.

        SECTION 5. INCREASE OF NUMBER. -- The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and quality.

        SECTION 6. POWERS. -- The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation, or by these By-Laws conferred upon or reserved to the stockholders.

        SECTION 7. COMMITTEES. -- The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

        SECTION 8. MEETINGS. -- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, it a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

        Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors. Special meetings of the board may be called by the President or by the Secretary on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

        SECTION 9. QUORUM. -- A majority of the directors shall constitute a quorum for the



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transaction of business. It at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

        SECTION 10. COMPENSATION. -- Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

        SECTION 1. OFFICERS. -- The officers of the corporation shall be a President, one or more Vice-Presidents, a Treasurer, and a Secretary, and such Assistant Treasurers and Assistant Secretaries as the Board of Directors may deem proper. In addition, the Board of Directors may elect a Chairman of the Board of Directors. All of such officers shall be elected by the Board of Directors. None of the officers, except the Chairman of the Board of Directors and the President, need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Any two offices, other than those of President and Vice-President, may be held by the same person. More than two offices, other than those of President and Secretary, may be held by the same person.

        SECTION 2. OTHER OFFICERS AND AGENTS. -- The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        SECTION 3. CHAIRMAN. -- The Chairman of the Board of Directors, it one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

        SECTION 4. PRESIDENT. -- The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

        SECTION 5. VICE-PRESIDENT. -- Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Directors.

        SECTION 6. TREASURER. -- The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to




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the credit of the corporation in such depositaries as may be designated by the
Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

        SECTION 7. SECRETARY. -- The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

        SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. --Assistant Treasurers and Assistant Secretaries, if any, shall be elected and she In have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                    ARTICLE V

                                  MISCELLANEOUS

        SECTION 1. CERTIFICATES OF STOCK. -- Certificates of stock, numbered and with the seal of the corporation affixed, signed by the President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of such officers may be facsimiles.

        SECTION 2. LOST CERTIFICATES. -- A new certificate of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives; to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

        SECTION 3. TRANSFER OF SHARES. -- The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and a duplicate thereof mailed to the Delaware office, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

        SECTION 4. CLOSING OF TRANSFER BOOKS. -- The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days




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preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividends or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

        SECTION 5. DIVIDENDS. -- SubJect to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

        SECTION 6. SEAL. -- The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        SECTION 7. FISCAL YEAR. -- The fiscal year of the corporation shall end on March 31st.

        SECTION 8. CHECKS. --All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

        SECTION 9. NOTICE AND WAIVER OF NOTICE. -- Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

        Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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                                   ARTICLE VI

                                   AMENDMENTS

        These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof it notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, it notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the Notice of such Special Meeting. -


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                              BALLOT FOR DIRECTORS

                                       OF

                   ALLIED MAINTENANCE CORPORATION OF VIRGINIA

                                   ---------

FOR DIRECTORS:

                         Daniel Fraad, Jr.
                         Donald H. McCampbell
                         Amos J. Buckley


Dated: October 25th, 1962.


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               OGDEN ALLIED EASTERN STATES MAINTENANCE CORPORATION

               Action by Unanimous Consent in Writing of the Sole
         Shareholder in Lieu of the 1987 Annual Meeting January 19, 1987
         ---------------------------------------------------------------

        The undersigned, constituting the holder of all the outstanding shares of Ogden Allied Eastern States Maintenance Corporation, a Delaware corporation, by unanimous consent in writing pursuant to the authority of Section 228 of the Delaware General Corporation Law, without the formality of convening a meeting, does hereby consent to the following actions by the Corporation:

        RESOLVED, that the following persons be and are hereby elected Directors of this Corporation to serve until the next annual meeting of shareholders and their successors are duly elected and qualified to serve:

                      R. Richard Ablon
                      Albert O. Cornelison, Jr.
                      Robert M. DiGia
                      Salvatore S. Ferrara
                      Daniel Fraad, Jr.
                      Frank L. Rosenberg

and it is further

        RESOLVED, that the appropriate section of this Corporation's By-Laws is hereby amended and restated in its entirety to read as follows:

        "The Corporation shall indemnify to the fullest extent permitted by law any person who is or was a party to or witness or participant in, or is threatened to be made a party to or witness or participant in, any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer, employee or agent of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Any and all expenses (including attorneys' fees) incurred by any such person in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined by a final judgment or other final adjudication that such person is not entitled to be indemnified by the Corporation as authorized by this by-law. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer, employee or agent as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including al constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by such director, officer or employee with respect to any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which



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such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.";

and it is further

        RESOLVED, that the officers of this Corporation and each of them be and they hereby are authorized to execute and deliver all documents and take all actions which in their opinion are necessary or desirable to expand or implement the foregoing resolutions.

                      OGDEN ALLIED MAINTENANCE CORPORATION